CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2003 relating to the financial statements of Friedman, Billings, Ramsey Group, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, Maryland
April 7, 2003